Exhibit 5.1

[Letterhead of Debevoise & Plimpton LLP]

August 8, 2018

Gogo Inc.

111 North Canal Street, Suite 1500

Chicago, Illinois 60606

Gogo Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Gogo Inc., a Delaware corporation (the “Company”), in connection with the filing today with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3 (the “Registration Statement”), relating to the proposed issuance from time to time of up to $100,000,000 in aggregate offering price of (i) debt securities of the Company, which may be senior or subordinated and convertible into or exchangeable for other securities or property of the Company (the “Debt Securities”), to be issued pursuant to an indenture, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), in the form attached as Exhibit 4.3 to the Registration Statement (the “Indenture”), (ii) shares of Common Stock of the Company, par value $0.0001 per share (the “Common Stock”), (iii) shares of preferred stock of the Company, par value $0.01 per share, which may be convertible into or exchangeable for other securities or property of the Company (the “Preferred Stock”), (iv) depositary shares representing fractional interests in Debt Securities or Preferred Stock (the “Depositary Shares”) pursuant to a deposit agreement (the “Deposit Agreement”), (v) warrants representing rights to purchase Debt Securities, Common Stock, Preferred Stock, Depositary Shares or other types of securities, property or assets as well as other warrants (the “Warrants”) pursuant to one or more warrant agreements (“Warrant Agreements”), (vi) purchase contracts representing rights to purchase or sell Common Stock, Preferred Stock, Depositary Shares or other securities, property or assets (the “Purchase Contracts”), (vii) units, consisting of Purchase Contracts, Warrants and/or Debt Securities or debt obligations of third parties, including U.S. Treasury Securities (the “Units”), and (viii) subscription rights representing rights to purchase Common Stock, Preferred Stock, Debt Securities or other securities (the “Subscription Rights” and, together with the Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Purchase Contracts and the Units, the “Securities”).

In rendering the opinions expressed below, (a) we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of such opinions, (b) we have examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Company and others delivered to us and (c) we have made such investigations of law as we have deemed necessary or appropriate as a basis for such opinions. In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies, (iv) the legal capacity of all natural persons executing documents, (v) the power and authority of the Trustee to enter into and perform its obligations under the Indenture, (vi) the due authorization, execution and delivery of the Indenture by the Trustee and (vii) the enforceability of the Indenture against the Trustee.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

1. When (i) the terms of the Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors of the Company or a duly authorized committee thereof (the “Board of Directors”), (ii) the terms of the Debt Securities have been duly established in accordance with the Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Indenture and any underwriting agreement, Warrants or Warrant Agreements, Subscription Rights or Subscription Agreements or other agreement or instrument relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2. When (i) the terms of the issuance and sale of the Common Stock have been duly authorized and approved by all necessary action of the Board of Directors so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) certificates for the shares of Common Stock have been duly executed, authenticated, issued and delivered or uncertificated shares of Common Stock have been duly issued and delivered, as the case may be, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, Warrants or Warrant Agreements, Purchase Contracts, Subscription Rights or Subscription Agreements or other agreement or instrument relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Common Stock will be validly issued, fully paid and non-assessable.

3. When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s Third Amended and Restated Certificate of Incorporation and authorized and approved by all necessary action of the Board of Directors, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) a certificate of designations fixing and determining the terms of the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and (iii) certificates for the shares of the Preferred Stock have been duly executed, authenticated, issued and delivered or uncertificated shares of Preferred Stock have been duly issued and delivered, as the case may be, as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any underwriting agreement, Warrants or Warrant Agreements, Purchase Contracts, Subscription Rights or Subscription Agreements or other agreement or instrument relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Preferred Stock will be validly issued, fully paid and non-assessable.

4. When (i) the terms, and the execution and delivery, of the Deposit Agreement relating to the Depositary Shares and the terms of the Depositary Shares and of their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Deposit Agreement and the depositary receipts evidencing the Depositary Shares (the “Depositary Receipts”) have been duly authorized, executed and delivered by the Company and such depositary as shall have been duly appointed by the Company (the “Depositary”), (iii) the terms of the Depositary Shares and the Depositary Receipts have been established in accordance with the applicable Deposit Agreement so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, (iv) the shares of Preferred Stock relating to the Depositary Shares have been duly authorized and validly issued and are fully paid and non-assessable as contemplated in paragraph 3 above and have been deposited with the Depositary under the applicable Deposit Agreement and (v) the Depositary Receipts have been duly executed, countersigned, registered and delivered, as contemplated by the Registration Statement and any prospectus supplement related thereto, and in accordance with the terms of the Deposit Agreement and any underwriting agreement, Warrants or Warrant Agreements, Purchase Contracts, Subscription Rights or Subscription Agreements or other agreement or instrument relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Depositary Receipts will be validly issued.

5. When (i) the terms, and the execution and delivery, of the Warrants and any Warrant Agreement or Warrant Agreements relating to the Warrants and the terms of the issuance and sale of the Warrants and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Warrant Agreement or Warrant Agreements relating to the Warrants have been duly executed and delivered by the Company and such warrant agent as shall have been duly appointed by the Company, (iii) the terms of the Warrants have been established in accordance with the applicable Warrant Agreement and so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Warrant Agreement, underwriting agreement or other agreement or instrument relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. When (i) the terms, and the execution and delivery, of the Purchase Contracts and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the terms of the Purchase Contracts have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Purchase Contracts have been duly executed and delivered by the Company and such contract agent as shall have been duly appointed by the Company and any certificates representing Purchase Contracts have been duly executed, authenticated, if required, issued and delivered, in each case, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any Purchase Contract, underwriting agreement or other agreement or instrument relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. When (i) the terms of the Units and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the terms of the Units have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the Purchase Contracts that form a part of the Units have been duly authorized, executed, authenticated (if required), issued and delivered as contemplated in paragraph 6 above, (iv)(a) the Indenture relating to the Debt Securities (or undivided beneficial interests therein) that form a part of the Units has been duly authorized, executed and delivered by the Company and the Trustee, as contemplated in paragraph 1 above, (b) the Preferred Stock that form a part of the Units have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 3 above, (c) the Deposit Agreement or Agreements relating to the Depositary Shares that form a part of the Units, the related Depositary Shares and the Depositary Receipts evidencing such Depositary Shares have been duly authorized, executed, authenticated, if required, and delivered as contemplated by paragraph 4 above or (d) the debt obligations of third parties, including U.S. Treasury Securities, that form a part of the Units have been duly authorized, issued and delivered in accordance with their terms and (v) the certificates representing the Units have been duly executed, authenticated, if required, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any Purchase Contract, underwriting agreement or other agreement or instrument relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Units will be validly issued.

8. When (i) the terms, and the execution and delivery, of the Subscription Rights and any Subscription Agreement or Subscription Agreements relating to the Subscription Rights and the terms of the issuance and sale of the Subscription Rights and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Subscription Agreement or Subscription Agreements relating to the Subscription Rights have been duly executed and delivered by the Company, (iii) the terms of the Subscription Rights have been established in accordance with the applicable Subscription Agreement and so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) the Subscription Rights or certificates representing the Subscription Rights have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Subscription Agreement, underwriting agreement or other agreement or instrument relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Subscription Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

9. If the Debt Securities are convertible into or exchangeable for Common Stock or other securities of the Company, when (i) the terms of the issuance of the Common Stock or other securities into which the Debt Securities are convertible or for which the Debt Securities are exchangeable for have been duly authorized and approved by all necessary action of the Board of Directors and (ii) the shares of Common Stock or such other securities have been issued in exchange for or upon conversion of such Debt Securities as contemplated by the

Registration Statement and any prospectus supplement relating thereto, in accordance with the terms of the Debt Securities and the Indenture, so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, the shares of Common Stock or such other securities so issued (as applicable) will be validly issued, fully paid and non-assessable, and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) concepts of good faith, reasonableness and fair dealing, and standards of materiality.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware, each, as currently in effect.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus forming a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Debevoise & Plimpton LLP

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